UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 7, 2021

(Date of earliest event reported)

RING ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Hughes Landing Blvd. Suite 900 The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

(281) 397-3699

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 7, 2021, Ring Energy, Inc. (the “Company”) reconvened its Special Meeting of Stockholders (the “Meeting”) which had been adjourned on November 16, 2021, for the purpose of approving an amendment to the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 225,000,000 (the “Proposal”). This Proposal was described in detail in the Company’s definitive Proxy Statement for the Special Meeting filed with the Securities and Exchange Commission on October 1, 2021.

There were 99,351,145 shares of the Company’s common stock outstanding and entitled to vote as of the record date for the Meeting, September 27, 2021. In total, 64,154,523 shares of Company common stock were represented at the Meeting, which represented approximately 64.57% of the shares outstanding and entitled to vote.

The Proposal was approved by the stockholders by the following vote(1):

For	Against	Abstain
55,358,952	8,731,356	64,215

(1)	Under the New York Stock Exchange rules, the Proposal was considered a routine matter. Therefore, brokers were permitted to vote on it without receipt of instructions from beneficial owners; accordingly, there were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RING ENERGY, INC.

Date: December 8, 2021	By:	/s/ Travis T. Thomas
Travis T. Thomas
Chief Financial Officer